Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 23, 2023, with respect to the consolidated financial statements included in the Annual Report of Avalon Holdings Corporation on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said report in the Registration Statements of Avalon Holdings Corporation on Forms S-8 (File No. 333-231082 and File No. 333-165064).

/s/ GRANT THORNTON LLP

Cleveland, Ohio

March 23, 2023